December 1, 2022, 6:50 a.m. ET NuScale Power Signs Research Collaboration Agreement for Clean Hydrogen Production NuScale and industry participants will assess new concepts for use in small modular reactor power plants PORTLAND, Ore. – NuScale Power, LLC (NuScale) along with Shell Global Solutions (Shell) and industry participants will develop and assess a concept for an economically optimized Integrated Energy System (IES) for hydrogen production using electricity and process heat from a NuScale VOYGR™ small modular reactor (SMR) power plant. The project entitled, “Development and Demonstration of a Concept for an Economically Optimized IES,” will be completed in two phases. Additional research participants include Idaho National Laboratory, Utah Associated Municipal Power Systems (UAMPS), Fuel Cell Energy, FPoliSolutions, and GSE Solutions. NuScale’s flexible SMR technology holds the potential to balance and stabilize power grids dominated by renewable energies through hydrogen production. Energy markets present reliability concerns at times when energy demand is high and renewable energy production is low. In these markets, hydrogen would be used as an end-product or as a stored energy source to be processed through a Reversible Solid Oxide Fuel Cell (RSOFC) for electricity generation. “Hydrogen has been identified as a pathway for global decarbonization and NuScale’s SMR technology complements this goal through low carbon hydrogen production,” said John Hopkins, NuScale Power President and Chief Executive Officer. A NuScale control room simulator will be modified to evaluate the dynamics of the IES and will include models for the Solid Oxide Electrolysis Cell (SOEC) system for hydrogen production, in addition to a RSOFC for electricity production. The research will consider the number of NuScale Power ModulesTM needed for use in SOEC hydrogen production and the quantity of hydrogen stored for subsequent electricity production. Further, local economic factors from the UAMPS Carbon Free Power Project will be assessed, such as the impact in the Western Energy Imbalance Market, resource adequacy programs, and other local market factors to be defined. “We are pleased to join this collaboration, which is in line with our efforts to explore technologies that have the potential to enable decarbonization and support the energy transition” said Dirk Smit, Vice President of Research Strategy at Shell. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (C) (503) 270-9329